Exhibit 10.1
INDEMNIFICATION AGREEMENT
     This Indemnification Agreement (the “Agreement”) is made as of _____ __, 200__, by and between ValueVision Media, Inc., a Minnesota corporation (the “Company”), and [      ], [a director] [an officer] of the Company (“Indemnitee”).
RECITALS
     WHEREAS, the Company and Indemnitee recognize that directors, officers, and key employees are subject to expensive litigation risks, and the availability and coverage of liability insurance may be limited in some cases;
     WHEREAS, the Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, and the Board of Directors of the Company (the “Board of Directors”) has determined that it is essential to the best interests of the Company’s shareholders that the Company act to assure such persons that there will be increased certainty of such protection in the future;
     WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify such persons to the fullest extent permitted by applicable law so that they will continue to serve the Company free from undue concern that they will not be so indemnified; and
     WHEREAS, the Indemnitee is willing to serve, continue to serve, or take on additional service for or on behalf of the Company on the condition that the Indemnitee be so indemnified.
AGREEMENT
     In consideration of the mutual promises made in this Agreement, and for other good and valuable consideration, receipt of which is hereby acknowledged, the Company and Indemnitee hereby agree as follows:
     1. Indemnification.
          (a) Indemnification by the Company. The Company shall indemnify Indemnitee to the fullest extent permitted by the Articles of Incorporation of the Company (the “Articles”), the Bylaws of the Company (the “Bylaws”) or applicable law against any and all losses, claims, damages, Expenses (as hereinafter defined) and liabilities, joint or several (including judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement, and any interest, assessments, or other charges imposed thereon, and any federal, state, local, or foreign taxes imposed on any director or officer as a result of the actual or deemed receipt of any payments under this Agreement) reasonably incurred or suffered by such person in connection with a Proceeding (as defined in Section 1(b)); provided, in each case, that Indemnitee (i) acted in good faith, (ii) did not receive improper personal benefits or engage in transactions in conflict with the Company’s interest that are void or voidable under Section 302A.255 of the Minnesota Business Corporation Act (the “MCBA”), (iii) with respect to acts or omissions occurring in Indemnitee’s official capacity described in Section 1(b)(i) and (ii), reasonably believed that the conduct was in the best interests of the Company, or with respect to acts or omissions occurring in Indemnitee’s official capacity described in Section 1(b)(iii), reasonably believed that the conduct was not opposed to the best interests of the Company and (iv) with respect to any criminal action or proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful.
          (b) Actions or Proceedings in an Official Capacity. The Indemnitee shall be entitled to the indemnification under Section 1(a) if Indemnitee is, was or becomes a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitration or investigative, including a proceeding by or in the right of the Company: (i) by reason of the fact that Indemnitee is or was or may be deemed to be a director, officer, employee or agent of the Company, or any subsidiary of the Company; (ii) by reason of any action or inaction on the part of Indemnitee while a director, officer, employee or agent of the Company; or (iii) by reason of the fact that Indemnitee is or was or may be deemed to be serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise or employee benefit plan or by reason of any action or inaction on the part of such Indemnitee while serving in such capacity (any such action, suit or proceeding is referred to as a “Proceeding”).
     2. No Employment Rights. Nothing contained in this Agreement is intended to create in Indemnitee any right to employment by the Company.
     3. Expenses; Indemnification Procedure.
          (a) Advancement of Expenses. Subject to the Indemnitee’s execution of a written affirmation of Indemnitee’s good faith belief that the criteria for indemnification have been satisfied and a written undertaking to repay all amounts advanced by the Company if it is ultimately determined that the criteria for indemnification have not been satisfied, the Company shall advance all Expenses incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of any Proceeding within 10 days after (a) the receipt by the Company of a statement or statements from the Indemnitee requesting such advance or advances and reasonably evidencing the Expenses incurred by the Indemnitee; and (b) a determination that the facts then known to the person making the determination, as provided in Section 3(d), would not preclude indemnification under this Agreement. The Indemnitee may submit such statements from time to time. Each written undertaking to pay amounts advanced must be an unlimited general obligation but need not be secured, and shall be accepted without reference to financial ability to make repayment. This Section 3(a) shall not apply to any claim made by Indemnitee for which indemnification is excluded pursuant to Section 9 below.
          (b) Notice/Cooperation by Indemnitee. Indemnitee shall give the Company notice in writing as soon as practicable of any claim made against Indemnitee for which indemnification will or could be sought under this Agreement. Notice to the Company shall be directed to the Chief Executive Officer of the Company and shall be given in accordance with the provisions of Section 12(d) below. In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power.

          (c) Procedure. To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including documentation and information that is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary of the Company shall, promptly upon receipt of a request for indemnification, advise the Board of Directors in writing that Indemnitee has requested indemnification. Any Expenses incurred by the Indemnitee in connection with the Indemnitee’s request for indemnification hereunder shall be borne by the Company. The Company hereby indemnifies and agrees to hold the Indemnitee harmless for any Expenses incurred by Indemnitee under the immediately preceding sentence irrespective of the outcome of the determination of the Indemnitee’s entitlement to indemnification. If the person making such determination, as provided in Section 3(d), shall determine that the Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within 10 days after such determination. If the person making such determination shall determine that the Indemnitee is entitled to indemnification as to part (but not all) of the application for indemnification, such person shall reasonably prorate such part of indemnification among such claims, issues or matters.
          (d) Determination of Entitlement to Indemnification. Upon written request by the Indemnitee for indemnification pursuant to Section 1(a) hereof, the entitlement of the Indemnitee to indemnification pursuant to the terms of this Agreement shall be determined by the following person or persons, who shall be empowered to make such determination: (i) by the Board of Directors by a majority of a quorum, with only Disinterested Directors (as hereinafter defined) counted for determining both a majority and a quorum; (ii) if a quorum cannot be obtained under clause (i), by a majority of a committee of the Board of Directors, consisting solely of two or more Disinterested Directors, duly designated to act in the matter by a majority of the full Board of Directors including the directors who are parties to the Proceeding; (iii) if a determination is not made under clause (i) or (ii) or in the event of a Change of Control (as hereinafter defined), by Special Legal Counsel (as hereinafter defined); or (iv) if a determination is not made under clause (i), (ii) or (iii), by the affirmative vote of a majority of the shareholders of the Company, with the shares held by parties to the Proceeding not counted for purposes of determining a quorum and not entitled to vote on the determination.
          (e) Presumptions and Effect of Certain Proceedings. In any determination with respect to entitlement to indemnification, including any court proceeding described in this Section 3(e), the Indemnitee shall be presumed to be entitled to indemnification hereunder and the Company shall have the burden of proof in the making of any determination contrary to such presumption. If the Board of Directors, or such other person or persons empowered pursuant to Section 3(d) to make the determination of whether Indemnitee is entitled to indemnification, shall have failed to make a determination as to entitlement to indemnification within 60 days after (1) the later of the termination of a proceeding or a written request for indemnification to the Company or (2) a written request for an advance of expenses, a Minnesota court may make the determination of whether Indemnitee is entitled to indemnification. The termination of any Proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself: (a) create a presumption that the Indemnitee did not act in good faith and in a manner which he/she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any action as a director, officer, trustee, employee or agent of an employee benefit plan, that the Indemnitee did not act in good faith and in a manner that the Indemnitee reasonably believed to be in the best interests of the participants or beneficiaries of the employee benefit plan; or (b) otherwise adversely affect the rights of the Indemnitee to indemnification, except as may be provided herein.
          (f) Notice to Insurers. If, at the time of the receipt of a notice of a claim pursuant to Section 3(b), the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.
          (g) Selection of Counsel. In the event the Company shall be obligated under Section 3(a) to pay the expenses of any proceeding against Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such proceeding, with counsel approved by Indemnitee, which approval shall not be unreasonably withheld or delayed, upon the delivery to Indemnitee of written notice of its election so to do. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same proceeding, provided that (i) Indemnitee shall have the right to employ counsel in any such proceeding at Indemnitee’s expense; and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded, after consultation with counsel for the Company, that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense, or (C) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding, then the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company.
          (h) Settlement of Action or Claim. The Company shall not be liable to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent, which consent shall not be unreasonably withheld. The Company shall not be required to obtain the consent of Indemnitee to settle any action or claim which the Company has undertaken to defend if the Company assumes full and sole responsibility for such settlement and such settlement grants Indemnitee a complete and unqualified release in respect of potential liability.
          (i) Remedies After Determination Not to Indemnify. If a determination is made under this Agreement that the Indemnitee is not entitled to indemnification hereunder or if the payment has not been timely made following a determination of entitlement to indemnification pursuant to Sections 3(c), 3(d) and 3(e), or if Expenses are not advanced pursuant to Section 3(a), the Indemnitee shall be entitled to a final adjudication in an appropriate court of the State of Minnesota or any other court of competent jurisdiction of the Indemnitee’s entitlement to such indemnification or advance. The Company shall not unreasonably oppose the Indemnitee’s right to seek any such adjudication. Such judicial proceeding shall be made de novo, and the Indemnitee shall not be prejudiced by reason of a determination (if so made) that the Indemnitee is not entitled to indemnification. If a determination is made or deemed to have been made pursuant to the terms of Sections 3(c), 3(d) and 3(e) that the Indemnitee is entitled to indemnification, the Company shall be bound by such determination and shall be precluded from asserting that such determination has not been made or that the procedure by which such determination was made is not valid, binding and enforceable. The Company further agrees to stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement and is precluded from making any assertions to the contrary. If the court shall determine that the Indemnitee is entitled to any indemnification hereunder, the Company shall pay all reasonable Expenses actually incurred by the Indemnitee in connection with such adjudication (including, but not limited to, any appellate proceedings).
     4. Additional Indemnification Rights; Nonexclusivity.
          (a) Scope. Notwithstanding any other provision of this Agreement, the Company hereby agrees to indemnify the Indemnitee hereunder to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Articles, the Bylaws or applicable law. In the event of any change, after the date of this Agreement, in any applicable law, statute, or rule which expands the right of a Minnesota corporation to indemnify a member of its board of directors or an officer, employee or agent, such changes shall be deemed to be within the purview of Indemnitee’s rights and the Company’s obligations under this Agreement. In the event of any change in any applicable law, statute or rule which narrows the right of a Minnesota corporation to indemnify a member of its board of directors or an officer, employee or agent, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder.
          (b) Nonexclusivity. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Articles, the Bylaws, any agreement, any vote of stockholders or disinterested members of the Board of Directors, the MCBA, or otherwise, both as to action in Indemnitee’s official capacity and as to action in another capacity while holding such office. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though he or she may have ceased to serve in any such capacity at the time of any action, suit or other covered proceeding.
     5. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the expenses, judgments, fines or penalties actually or reasonably incurred in the investigation, defense, appeal or settlement of any civil or criminal action, suit or proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such expenses, judgments, fines or penalties to which Indemnitee is entitled.
     6. Mutual Acknowledgment. Both the Company and Indemnitee acknowledge that in certain instances, Federal law or public policy may override applicable state law and prohibit the Company from indemnifying its officers, employees or agents under this Agreement or otherwise. For example, the Company and Indemnitee acknowledge that the Securities and Exchange Commission (the “SEC”) has taken the position that indemnification is not permissible for liabilities arising under certain federal securities laws, and federal legislation prohibits indemnification for certain ERISA violations. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the SEC to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee.
     7. Director and Officer Liability Insurance. The Company shall use commercially reasonable efforts to obtain and maintain in full force and effect liability insurance applicable to directors and officers in reasonable amounts from established and reputable insurers (subject to appropriate cost considerations), as determined in good faith by the Board of Directors. In all policies of director and officer liability insurance, Indemnitee shall be covered by such policy or policies in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s directors, if Indemnitee is a director of the Company, or of the Company’s officers, if Indemnitee is not a director of the Company but is an officer of the Company, or of the Company’s key employees, controlling persons, agents or fiduciaries, if Indemnitee is not an officer or director but is a key employee, controlling person, agent or fiduciary of the Company, as the case may be. The Company shall advise Indemnitee as to the general terms of, and the amounts of coverage provided by, any liability insurance policy described in this Section 7 and shall promptly notify Indemnitee if, at any time, any such insurance policy will no longer be maintained, the amount of coverage under any such insurance policy will be decreased or the terms of any such insurance policy will materially change.
     8. Severability. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company’s inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable as provided in this Section 8. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.
     9. Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:
          (a) Claims Initiated by Indemnitee. To indemnify or advance expenses to Indemnitee with respect to proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under Section 302A.521 of the MCBA, but such indemnification or advancement of expenses may be provided by the Company in specific cases if the Board of Directors finds it to be appropriate;
          (b) Lack of Good Faith; Frivolous Claims. To indemnify an Indemnitee for any expenses incurred by the Indemnitee with respect to any proceeding initiated by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such proceeding was either frivolous or not made in good faith.
          (c) Fraud. To indemnify an Indemnitee if a final decision by a court having jurisdiction in the matter shall determine that the Indemnitee has committed fraud on the Company;
          (d) Insured Claims. To indemnify Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) to the extent such expenses or liabilities have been paid directly to Indemnitee by an insurance carrier under a policy of officers’ and directors’ liability insurance maintained by the Company;
          (e) Claims under Section 16(b). To indemnify Indemnitee for expenses or the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any similar successor statute; or
          (f) Prior Payment. To indemnify Indemnitee with respect to matters for which payment has actually been made to or on behalf of Indemnitee under any insurance policy or under another valid and enforceable indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision and except for any payments which are required to be disgorged by Indemnitee.
     10. Construction of Certain Phrases.
          (a) For purposes of this Agreement, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries.
          (b) For purposes of this Agreement, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interests of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.
     11. Attorneys’ Fees. In the event that any action is instituted by Indemnitee under this Agreement to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys’ fees, incurred by Indemnitee with respect to such action, unless as a part of such action, the court of competent jurisdiction determines that each of the material assertions made by Indemnitee as a basis for such action were not made in good faith, or were frivolous or fraudulent, or that such indemnification was unlawful. In the event of an action instituted by or in the name of the Company under this Agreement or to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all court costs and expenses, including attorneys’ fees, incurred by Indemnitee in defense of such action (including with respect to Indemnitee’s counterclaims and cross-claims made in such action), unless as a part of such action the court determines that each of Indemnitee’s material defenses to such action were made in bad faith or were frivolous.
     12. Miscellaneous.
          (a) Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Minnesota, without giving effect to principles of conflict of law.
          (b) Entire Agreement; Amendments; Enforcement of Rights. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.
          (c) Construction. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.
          (d) Notices. Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by fax or 48 hours after being sent by nationally-recognized courier or deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party’s address or fax number as set forth below or as subsequently modified by written notice.
          (e) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.
          (f) Successors and Assigns. This Agreement shall survive and continue even though the Indemnitee may have terminated the Indemnitee’s service as a director, officer, employee, agent or fiduciary of the Company or as a director, officer, partner, trustee, governor, manager, employee, agent or fiduciary of any other entity, including, but not limited to another corporation, partnership, limited liability company, employee benefit plan, joint venture, trust or other enterprise or by reason of any act or omission by the Indemnitee in any such capacity. This Agreement shall be binding upon the Company and its successors and assigns, including, without limitation, any corporation or other entity which may have acquired all or substantially all of the Company’s assets or business or into which the Company may be consolidated or merged, and shall inure to the benefit of the Indemnitee and the Indemnitee’s spouse, successors, assigns, heirs, devisees, executors, administrators or other legal representations. The Company shall require any successor or assignee (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by written agreement in form and substance reasonably satisfactory to the Company and the Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had taken place.
          (g) Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company to effectively bring suit to enforce such rights.
     13. Definitions. For purposes of this Agreement:
          (a) “Change of Control” shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the total voting power represented by the Company’s then outstanding securities of the Company which vote generally in the election of directors (“Voting Securities”), or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 70% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of transactions) all or substantially all the Company’s assets.
          (b) “Disinterested Director” shall mean a director of the Company who is not at the time a party to the action, suit, investigation or proceeding in respect of which indemnification is being sought by Indemnitee.
          (c) “Expenses” shall include all attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating or being or preparing to be a witness in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature.
          (d) “Special Legal Counsel” shall mean a law firm or a member of a law firm that neither is presently nor in the past five years has been retained to represent (i) the Company or the Indemnitee in any matter material to either such party or (ii) any other party to the action, suit, investigation or proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the Special Legal Counsel shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee’s right to indemnification under this Agreement. Special Legal Counsel will be selected either by (a) a majority of a quorum of the Board of Directors, with only Disinterested Directors counted for determining both a majority and a quorum or (b) by a majority of a committee of the Board of Directors, consisting solely of two or more Disinterested Directors, duly designated to act in the matter by a majority of the full Board of Directors including directors who are parties to such action, suit, investigation or proceeding. If Special Legal Counsel cannot be selected by the method prescribed in clause (a) or (b), then Special Legal Counsel will be selected by a majority of the full board including directors who are parties.
[Signature Page Follows]

[Signature Page of Indemnification Agreement]
     The parties hereto have executed this Agreement as of the day and year set forth on the first page of this Agreement.

ValueVision Media, Inc.
By:
Name:
Title:

Address:

Fax Number:

AGREED TO AND ACCEPTED:

(Signature)

Address:

Fax Number: